SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2000

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OGLEBAY NORTON COMPANY (Exact Name of Registrant as Specified in Charter)

Delaware	000-25651	34-1888342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-258
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (216) 861-3300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On April 17, 2000, the Registrant acquired all of the partnership interests of Michigan Limestone Operations Limited Partnership ("MLO"). The purchase price paid for the partnership interests was $53 million in cash at closing plus contingent payments subject to the achievement of certain reporting performance parameters over the next decade. The purchase price was arrived at through arms-length negotiations between the parties. The acquired business supplies high calcium and dolomitic limestone to a wide variety of users including the construction, energy and steel industries.

        The source of funds used to purchase the acquired business was the Registrant's senior revolving credit facility with various financial institutions and KeyCorp, as the administrative agent.

        There are no material relationships between the partners of MLO and the Registrant or any of the Registrant's affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

        Additional information regarding the acquisition of MLO is included in the April 18, 2000, press release issued by the Registrant and filed herewith as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)   List of Financial Statements of Businesses Acquired. No financial statements of the business acquired are required because the transaction did not involve the acquisition of a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission ("Regulation S-X").

  (b)   Pro Forma Financial Information. No pro forma financial information of the Registrant is required because the transaction did not involve the acquisition of a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.

  (c)   Exhibits.

                  99.1 April 18, 2000 Press Release           Filed herewith as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

Date: April 26, 2000	By: /s/ David H. Kelsey
David H. Kelsey, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	April 18, 2000 Press Release